UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2006
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 12, 2006, Oceaneering International, Inc. (the “Company”) announced that, in order to provide for a smooth transition of Company leadership, effective May 12, 2006, Mr. John Huff relinquished the Chief Executive Officer (“CEO”) position, and Mr. T. Jay Collins, the Company’s President, has been appointed the Company’s CEO. Mr. Huff also agreed to continue his employment with the Company through August 25, 2006, in order to facilitate the transition. Mr. Huff was reelected as a member of the Company’s Board of Directors (the “Board”) at today’s annual meeting of stockholders and is expected to continue serving as the Chairman of the Board for the foreseeable future.
     In connection with these developments, effective May 12, 2006, the Compensation Committee of the Board (the “Committee”) approved a modification to Mr. Huff’s service agreement, dated August 15, 2001 (the “Service Agreement”), reflecting that his employment with the Company will continue through August 25, 2006, his relinquishment of the CEO position will not be considered a termination of service under the Service Agreement, nor will it be considered “Good Reason” under the Service Agreement, and this transition will not affect the benefits that will otherwise become due to Mr. Huff under the Service Agreement.
     The Committee also approved the creation of a grantor trust, effective May 12, 2006, commonly known as a “rabbi trust,” with United States Trust Company, National Association., as trustee. Benefits due Mr. Huff and his beneficiaries under the Service Agreement will be paid directly from the assets of the Company, or if not so paid, from the rabbi trust established for this purpose. As with a typical rabbi trust, the assets of the rabbi trust would be subject to any claims of the Company’s general creditors in the event of the Company’s insolvency. After all benefits due under the Service Agreement have been provided, any assets remaining in the trust would be returned to the Company.
     In connection with establishment of the trust, the Company has contributed to the trust a life insurance policy on the life of Mr. Huff and has agreed to pay the premiums due on the policy. When the life insurance policy matures, the proceeds of the policy will become assets of the trust. If the value of trust assets exceeds $4,000,000.00, as adjusted by the consumer price index, at any time after January 1, 2012, such excess may be paid to the Company.
     The trust’s assets will be marked to market and reported as “other assets” on the Company’s balance sheet. However, because the trust is irrevocable, those assets are generally not available to fund future operations of the Company. No tax deduction will be available for amounts contributed to the trust.
     The modification to the Service Agreement and the trust agreement described above are filed as Exhibits 10.1 and 10.2 to this report and are incorporated by reference herein. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the applicable agreement. A copy of the press release issued by the Company on May 12, 2006, to announce the CEO transition, is furnished as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Please read Item 1.01 above for a discussion of Mr. Huff’s relinquishment of the Company’s CEO position and the appointment of Mr. Collins as Mr. Huff’s successor as CEO, which discussion is incorporated by reference in this Item 5.02.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following exhibits are filed or furnished herewith:
10.1	Modification of Service Agreement entered into with Mr. John Huff, dated May 11, 2006.

10.2	Trust Agreement by and between the Company and United States Trust Company, National Association, dated May 12, 2006.

99.1	Press Release of the Company, dated May 12, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: May 12, 2006

EXHIBIT INDEX

No.	Description
10.1	Modification of Service Agreement entered into with Mr. John Huff, dated May 11, 2006.
10.2	Trust Agreement by and between the Company and United States Trust Company, National Association, dated May 12, 2006.
99.1	Press Release of the Company, dated May 12, 2006.

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